BJ’s Wholesale Club Holdings, Inc. Announces First Quarter Fiscal 2019 Results
Maintains Outlook for Fiscal 2019

•	Net sales for the quarter increased 2.5% to $3.1 billion, compared to the first fiscal quarter in the prior year

•	Comparable club sales excluding gasoline sales increased 1.9% for the fiscal quarter

•	Income from continuing operations of $36.1 million for the fiscal quarter, compared with $14.3 million in the comparable prior year period.

•	First quarter adjusted EBITDA of $124.1 million reflecting a 2.1% increase over the first quarter of fiscal 2018.

•	Net income of $35.8 million, or $0.25 per diluted share, and adjusted net income of $36.7 million, or $0.26 per diluted share for the quarter

•	Maintains outlook for fiscal 2019

Westborough, MA (May 23, 2019) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended May 4, 2019.

“We are pleased with our solid start to the year,” said Christopher J. Baldwin, Chairman and Chief Executive Officer, BJ’s Wholesale Club. "We delivered merchandise comparable sales of 1.9%, improved margins and continued to grow earnings by executing against our strategic priorities. Looking forward, we continue to see momentum across our business and are encouraged by the opportunities ahead of us, as we continue to transform BJ's Wholesale Club."

“In addition, Robert Steele has been appointed to serve as BJ’s Lead Independent Director.” said Baldwin. “His extensive experience and knowledge of our industry and business will be invaluable to our company.”

Key Measures for the Thirteen Weeks Ended (Q1 FY 2019) May 4, 2019:

BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended May 4, 2019	13 Weeks Ended May 5, 2018	% Growth
Net sales	$3,069,763	$2,993,742	2.5%
Membership fee income	73,373	67,955	8.0%
Total revenues	3,143,136	3,061,697	2.7%

Operating income	70,682	64,570	9.5%
Income from continuing operations	36,085	14,301	152.3%
Adjusted EBITDA (a)	124,076	121,557	2.1%
Net income	35,798	14,137	153.2%
EPS (b)	0.25	0.15	66.7%
Adjusted net income (a)	36,678	28,113	30.5%
Adjusted EPS (a)	0.26	0.20	30.0%
Basic weighted average shares outstanding	136,810	88,553	54.5%
Diluted weighted average shares outstanding	140,463	93,292	50.6%

a)	See “Note Regarding Non-GAAP Financial Information”

b)	EPS represents earnings per diluted share

Additional Highlights:

•
Comparable club sales for the first quarter of fiscal 2019 increased 2.0% compared to the first quarter of fiscal 2018. Excluding the impact of gasoline sales, merchandise comparable sales increased 1.9%.

•
Gross profit increased to $574.2 million in the first quarter of fiscal 2019 from $551.4 million in the first quarter of fiscal 2018. Excluding the impact of gasoline sales and membership fee income, merchandise gross margin rate increased by approximately 30 basis points over the first quarter of fiscal 2018. The improvement was primarily driven by continued progress in our category profitability improvement program.

•
Selling, general and administrative expenses ("SG&A") increased to $501.2 million in the first quarter of fiscal 2019 compared to $485.6 million in the first quarter of fiscal 2018. SG&A, excluding charges associated with the registered offering by selling stockholders (the "offering costs"), club asset impairment charges and management fees, was $500.0 million in the first quarter of fiscal 2019 compared to $480.6 million in the first quarter of fiscal 2018. The increase in SG&A reflects continued investments to drive the Company’s strategic priorities.

•
Operating income increased to $70.7 million, or 2.2% of total revenue in the first quarter of fiscal 2019 compared to $64.6 million, or 2.1% of total revenues, in the first quarter of fiscal 2018. Excluding the offering costs, club asset impairment charges and management fees, operating income was $71.9 million, or 2.3% of total revenues, in the first quarter of fiscal 2019 compared to $69.6 million, or 2.3% of total revenues in the first quarter of fiscal 2018.

•
Interest expense, net, decreased to $27.8 million in the first quarter of fiscal 2019 compared to $45.2 million in the first quarter of fiscal 2018. Excluding the interest and amortization associated with our second lien term loan facility prior to its extinguishment, interest expense would have been $30.3 million in the first quarter of fiscal 2018. The decline in interest expense reflects our pay down of debt and the benefit of repricing our first lien term loan and asset based loan facilities in the third quarter of fiscal 2018.

•
Income tax expense was $6.8 million in the first quarter of fiscal 2019 compared to $5.1 million in the first quarter of fiscal 2018. The first quarter of fiscal 2019 included a benefit of $4.9 million from windfall tax benefits related to exercised stock options.

Fiscal Year (FY) 2019 Outlook

Outlook	Outlook
FY Ending February 1, 2020(a)	FY 2019

Net sales	$12.9 - $13.2
Merchandise Comparable Store Sales (b)	1.5% - 2.5%
Income from Continuing Operations	$200 - $212
Adjusted EBITDA	$590 - $600
Interest expense	$105- $110
Tax Rate(c)	Approx. 25%
Net income	$200 - $212
EPS (d)	$1.42 - $1.50
Capital Expenditures	Approx. $200

a)	Amounts in millions, except for per share amounts. Net sales is in billions. Outlook reflects the immaterial impact of adopting the new lease accounting standard.

b)	Merchandise comparable store sales excludes gasoline.

c)	Tax rate reflects statutory rate of 28.0% offset by estimated future windfall stock benefits.

d)	Based on estimated diluted weighted average shares outstanding of approximately 141 million.

Conference Call Details

A conference call to discuss the first quarter fiscal 2019 financial results is scheduled for today, May 23, 2019, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-274-0290 (international callers please dial 647-689-5405) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.bjs.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online at https://investors.bjs.com and by dialing 416-621-4642 and entering the access code 9258035. The recorded replay will be available until June 06, 2019 and an online archive of the webcast will be available for one year.

About BJ’s Wholesale Club Holdings, Inc.
Headquartered in Westborough, Massachusetts, BJ's Wholesale Club Holdings, Inc. is a leading operator of membership warehouse clubs in the Eastern United States. The company currently operates 217 clubs and 138 BJ's Gas® locations in 16 states.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2019 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition and development; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); disruptions in merchandise distribution; our ability to identify and respond effectively to consumer trends; the effects of payment related risks, including risks to the security of payment card information; changes in laws related to, or the governments administration of the Supplemental Nutrition Assistance Program or its electronic benefit transfer systems; union attempts to organize our team members; failure or disruption of our primary and back-up systems; our ability to attract and retain a qualified management team and other team members; fluctuation of our comparable club sales and quarterly operating results; changes in our product mix or in our revenues from gasoline sales; the effects of product recalls; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; and other important factors discussed under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10K filed with the United States Securities and Exchange Commission (“SEC”) on March 25, 2019, as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information" and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended May 4, 2019	13 Weeks Ended May 5, 2018
Net sales	$3,069,763	$2,993,742
Membership fee income	73,373	67,955
Total revenues	3,143,136	3,061,697
Cost of sales	2,568,977	2,510,338
Selling, general and administrative expenses	501,181	485,572
Preopening expense	2,296	1,217
Operating income	70,682	64,570
Interest expense, net	27,789	45,203
Income from continuing operations before income taxes	42,893	19,367
Provision for income taxes	6,808	5,066
Income from continuing operations	36,085	14,301
Loss from discontinued operations, net of income taxes	(287)	(164)
Net income	$35,798	$14,137
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.26	$0.16
Loss from discontinued operations	—	—
Net income	$0.26	$0.16
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.26	$0.15
Loss from discontinued operations	(0.01)	—
Net income	$0.25	$0.15
Weighted average number of shares outstanding:
Basic	136,810	88,553
Diluted	140,463	93,292

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended May 4, 2019	13 Weeks Ended May 5, 2018
ASSETS
Current assets:
Cash and cash equivalents	$29,877	$30,471
Accounts receivable, net	180,379	168,719
Merchandise inventories	1,085,565	1,055,234
Prepaid expense and other current assets	47,403	83,041
Total current assets	1,343,224	1,337,465

Operating lease right-of-use assets, net	2,039,878	—
Property and equipment, net	728,762	749,670
Goodwill	924,134	924,134
Intangibles, net	157,103	218,645
Other assets	17,760	31,352
Total assets	$5,210,861	$3,261,266

LIABILITIES
Current liabilities:
Current portion of long-term debt	$246,377	$179,250
Current portion of operating lease liabilities	120,538	—
Accounts payable	820,489	799,524
Accrued expenses and other current liabilities	485,168	461,201
Total current liabilities	1,672,572	1,439,975

Long-term lease liabilities	1,952,173	—
Long-term debt	1,543,537	2,507,960
Deferred income taxes	44,934	52,531
Other noncurrent liabilities	145,954	272,203

STOCKHOLDERS' DEFICIT	(148,309)	(1,011,403)
Total liabilities and stockholders' deficit	$5,210,861	$3,261,266

BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended May 4, 2019	13 Weeks Ended May 5, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$35,798	$14,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,670	41,422
Amortization of debt issuance costs and accretion of original issue discount	1,323	2,116
Impairment charge for asset held for sale	—	3,000
Other non-cash items, net	289	1,292
Stock-based compensation expense	3,844	970
Deferred income tax provision (benefit)	4,501	(2,007)
Increase (decrease) in cash due to changes in:
Accounts receivable	13,921	22,037
Merchandise inventories	(33,259)	(36,096)
Accounts payable	(516)	25,522
Accrued expenses	(42,742)	(12,945)
Other operating assets and liabilities, net	23,107	5,909
Net cash provided by operating activities	44,936	65,357
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals	(36,534)	(42,145)
Net cash used in investing activities	(36,534)	(42,145)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long term debt	(3,844)	(19,793)
Net payments on ABL Facility	(8,000)	(7,000)
Net cash received from stock option exercises	6,320	582
Other financing activities	(147)	(1,484)
Net cash used in financing activities	(5,671)	(27,695)
Net decrease in cash and cash equivalents	2,731	(4,483)
Cash and cash equivalents at beginning of period	27,146	34,954
Cash and cash equivalents at end of period	$29,877	$30,471

Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, and adjusted EBITDA.
We define adjusted net income as net income attributable to common stockholders adjusted for: offering costs; management fees; club asset impairment; interest and amortization on the second lien term loan; the windfall tax benefit from stock exercises; and the tax impact of the foregoing adjustments on net income.
We define adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding for the thirteen weeks ended on the last day of the latest period presented.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; preopening expenses; management fees; non-cash rent; strategic consulting; offering costs; and other adjustments.
We present adjusted net income, adjusted net income per diluted share and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management believes that adjusted net income, adjusted net income per diluted share and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted net income per diluted share and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing discretionary annual incentive compensation.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted net income per diluted share and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted net income per diluted share and adjusted EBITDA should not be considered as alternatives to any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted net income per diluted share, or adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted net income per diluted share, or adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted net income per diluted share and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted net income per diluted share
(Amounts in thousands, except per share amounts)
(Unaudited)
	13 Weeks Ended May 4, 2019	13 Weeks Ended May 5, 2018
Net income as reported	$35,798	$14,137
Adjustments:
Offering costs (a)	1,222	—
Management fees (b)	—	2,000
Club asset impairment (c)	—	3,000
Interest and amortization on Second Lien Term Loan (d)	—	14,888
Windfall tax benefit from stock exercises (e)	—	(503)
Tax impact of adjustments to net income (f)	(342)	(5,409)
Adjusted net income	$36,678	$28,113

Weighted average diluted shares outstanding	140,463	93,292
Weighted average diluted shares outstanding for the 13 weeks ended May 4, 2019	140,463	140,463
Adjusted net income per diluted share (g)	$0.26	$0.20

(a)	Represents costs related to equity offerings as our sponsors exit.

(b)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.

(c)	Represents the impairment charges related to a club relocated in 2018.

(d)	Represents the historical interest expense associated with the second lien term loan that was paid in full with proceeds from our IPO.

(e)	Represents the windfall tax benefit to the Company due to the exercise of stock options by former employees of the Company.

(f)	Represents the tax effect of the above adjustments at a statutory tax rate of 28%, as applicable.

(g)	Adjusted net income per diluted share is measured using the weighted average diluted shares outstanding of 140.5 million shares for the thirteen weeks ended May 4, 2019 for both periods presented.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)
	13 Weeks Ended	13 Weeks Ended
	May 4, 2019	May 5, 2018
Income from continuing operations	$36,085	$14,301
Interest expense, net	27,789	45,203
Provision for income taxes	6,808	5,066
Depreciation and amortization	38,670	41,422
Stock-based compensation expense (a)	3,844	970
Preopening expenses (b)	2,296	1,217
Management fees (c)	—	2,000
Non-cash rent (d)	754	1,223
Strategic consulting (e)	6,739	6,949
Offering costs (f)	1,222	—
Other adjustments (g)	(131)	3,206
Adjusted EBITDA	$124,076	$121,557

(a)	Represents total stock-based compensation expense.

(b)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(c)	Represents management fees paid to our sponsors (or advisory affiliates thereof) in accordance with our management services agreement, which terminated upon closing of the IPO.

(d)	Consists of an adjustment to remove the non-cash portion of rent expense.

(e)	Represents fees paid to external consultants for strategic initiatives of limited duration.

(f)	Represents costs related to equity offerings as our sponsors exit.

(g)
Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan. Fiscal year 2018 also includes amortization of a deferred gain from sale leaseback transactions in 2013, and impairment charges related to a club that was relocated in 2018.

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year 2019 Outlook for Adjusted EBITDA
(Amounts in millions)
(Unaudited)
	Fiscal Year 2019 Outlook
	Low End	High End
Income from continuing operations	$200	$212
Interest expense, net	110	105
Provision for income taxes	67	70
Depreciation and amortization	165	165
Stock-based compensation	20	20
Preopening expenses (a)	12	12
Non-cash rent (b)	4	4
Strategic consulting (c)	12	12
Adjusted EBITDA	$590	$600

(a)	Represents direct incremental costs of opening or relocating a facility that are charged to operations as incurred.

(b)	Consists of an adjustment to remove the non-cash portion of rent expense.

(c)	Represents fees paid to external consultants for strategic initiatives of limited duration.

Investor Contact:
Faten Freiha, BJ's Wholesale Club
(774) 512-6320
ffreiha@bjs.com

Media Contact:
Kirk Saville, BJ’s Wholesale Club
(774) 512-7425
ksaville@bjs.com